Exhibit 10.8

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of July 27, 2012 by and among PC Merger Sub, Inc., a Delaware corporation (“Merger Sub”), to be merged with and into Party City Holdings Inc., a Delaware corporation (“Party City Holdings” and, together with Merger Sub, the “Company”), PC Finance Sub, Inc., a Delaware corporation (“Finance Sub”), to be merged with and into Party City Corporation, a Delaware corporation (“Party City”, and together with Finance Sub, the “Subsidiary Borrower”; and Subsidiary Borrower, together with the Company and any other Subsidiary Borrowers from time to time party hereto, each a “Borrower” and collectively the “Borrowers”), PC Intermediate Holdings, Inc., a Delaware corporation (“Holdings”), the Subsidiary Parties (as defined below) from time to time party hereto (the foregoing, collectively, the “Loan Parties”) and Deutsche Bank Trust Company Americas (“DBTCA”), in its capacity as administrative agent and collateral agent for the lenders party to the Revolving Facility Credit Agreement referred to below (in such capacity, the “Agent”).

PRELIMINARY STATEMENT

The Loan Parties, the Agent, the Revolving Lenders and others are entering into a Revolving Facility Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Revolving Facility Credit Agreement”). The Grantors are entering into this Security Agreement in order to induce the Revolving Lenders to enter into and extend credit to the Borrowers under the Revolving Facility Credit Agreement and to secure the Secured Obligations, including in the case of each Grantor that is a Loan Guarantor, its obligations under the Loan Guaranty.

ACCORDINGLY, the parties hereto agree as follows:

ARTICLE 1

Definitions

Section 1.01. Terms Defined in Revolving Facility Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Revolving Facility Credit Agreement.

Section 1.02. Terms Defined in UCC. Terms defined in the UCC that are not otherwise defined in this Security Agreement or the Revolving Facility Credit Agreement are used herein as defined in Articles 8 or 9 of the UCC.

Section 1.03. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the preamble and Preliminary Statement above, the following terms shall have the following meanings:

“Account” shall have the meaning set forth in Article 9 of the UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Article 2.

“Commercial Tort Claim” shall have the meaning set forth in Article 9 of the UCC.

“Contract Rights” shall mean all rights of any Grantor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” shall mean all contracts between any Grantor and one or more additional parties (including, without limitation, any Hedge Agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all United States copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all domestic rights corresponding to any of the foregoing.

“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.

“Discharge of the Term Loan Obligations” shall have the meaning assigned to “Discharge of Term Loan Obligations” under the Intercreditor Agreement.

“Document” shall have the meaning set forth in Article 9 of the UCC.

“Domain Names” means all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.

“Electronic Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Excluded Collateral” shall have the meaning set forth in Article 2.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Fixture” shall have the meaning set forth in Article 9 of the UCC.

“General Intangible” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Grantors” means Holdings, each Borrower and each of the Subsidiary Parties.

“Instrument” shall have the meaning set forth in Article 9 of the UCC.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Letter-of-Credit Right” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its owned (1) Patents, (2) Copyrights, (3) Trademarks, (4) Trade Secrets or (5) Software, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Money” shall have the meaning set forth in Article 1 of the UCC.

“Patents” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to: (a) any and all United States patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all domestic rights corresponding to any of the foregoing.

“Perfection Certificate” means a certificate substantially in the form of Exhibit A completed and supplemented with the schedules and attachments contemplated thereby, or any other form approved by Agent, and duly executed by a Responsible Officer of the Company.

“Perfection Certificate Supplement” means a supplement substantially in the form of Exhibit B, or any other form approved by the Agent, and duly executed by a Responsible Officer of the Company.

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.

“Pledged Collateral” means all Pledged Stock, including all stock certificates, options or rights of any nature whatsoever in respect of the Pledged Stock that may be issued or granted to, or held by, such Grantor while this Security Agreement is in effect, all Instruments, Securities and other Investment Property owned by any Grantor, whether or not physically delivered to the Agent pursuant to this Security Agreement, whether now owned or hereafter acquired by such Grantor and any and all Proceeds thereof, excluding any items specifically excluded from the definition of Collateral.

“Pledged Stock” means, with respect to any Grantor, the shares of Capital Stock set forth in the Perfection Certificate as held by such Grantor, together with any other shares of Capital Stock required to be pledged by such Grantor pursuant to Section 5.12 of the Revolving Facility Credit Agreement.

“Proceeds” shall have the meaning assigned in Article 9 of the UCC and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (iii) any and all Stock Rights and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money that are General Intangibles or that are otherwise included as Collateral, excluding any items specifically excluded from the definition of Collateral.

“Revolving Facility Credit Agreement” has the meaning set forth in the preamble.

“Revolving Facility Security Documents” shall have the meaning assigned to “Revolving Facility Security Documents” in the Intercreditor Agreement.

“Revolving Lenders” means the “Lenders” under and as defined in the Revolving Facility Credit Agreement.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Parties” means (a) the Revolving Lenders, (b) the Agent, (c) each counterparty to any Hedge Agreement with a Loan Party the obligations under which constitute Secured Hedging Obligations, (d) each provider of Banking Services to any Loan Party, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and permitted assigns of each of the foregoing.

“Software” shall mean computer programs, source code, object code and supporting documentation including “software” as such term is defined in Article 9 of the UCC, as well as computer programs that may be construed as included in the definition of Goods.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Stock constituting Collateral, any right to receive any Capital Stock constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Capital Stock.

“Subsidiary Parties” means (a) the Subsidiaries identified on Exhibit C hereto and (b) each other Domestic Subsidiary that becomes a party to this Security Agreement as a Subsidiary Party after the date hereof, in accordance with Section 7.12 herein and Section 5.12 of the Revolving Facility Credit Agreement.

“Supporting Obligation” shall have the meaning set forth in Article 9 of the UCC.

“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in Article 9 of the UCC.

“Term Loan Agent” shall have the meaning set forth in the Intercreditor Agreement.

“Term Loan Security Documents” shall have the meaning set forth in the Intercreditor Agreement.

“Trade Secrets” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to the following: (a) United States trade secrets or other confidential and proprietary information, including unpatented inventions, invention disclosures, engineering or other data, information, production procedures, know-how, financial data, customer lists, supplier lists, business and marketing plans, processes, schematics, algorithms, techniques, analyses, proposals, source code, and data collections; (b) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims and payments for past and future infringements thereof; (c) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (d) all rights corresponding to any of the foregoing.

“Trademarks” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) United States all trademarks (including service marks), trade names, trade dress, and logos, slogans and other indicia of origin and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all domestic rights corresponding to any of the foregoing.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE 2

Grant of Security Interest

Section 2.01. Grant of Security Interest. (a) As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby pledges, collaterally assigns, mortgages, transfers and grants to the Agent, its successors and assigns, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor, and regardless of where located (all of which are collectively referred to as the “Collateral”), including:

1. all Accounts;

2. all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

3. all Copyrights, Patents, Trademarks and Trade Secrets;

4. all Documents;

5. all Equipment;

6. all Fixtures;

7. all General Intangibles;

8. all Goods;

9. all Instruments;

10. all Inventory;

11. all Investment Property;

12. all Money, cash and cash equivalents;

13. all letters of credit and Letter-of-Credit Rights;

14. all Deposit Accounts, Securities Accounts, Commodities Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Grantor with any bank or other financial institution and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;

15. all Security Entitlements in any or all of the foregoing;

16. all Commercial Tort Claims;

17. all Permits;

18. all Software and all recorded data of any kind or nature, regardless of the medium of recording;

19. all Domain Names;

20. all Contracts, together with all Contract Rights arising thereunder;

21. all Licenses;

22. all other personal property not otherwise described in clauses (1) through (21) above, in each case now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest;

23. all Supporting Obligations and

24. all accessions to, substitutions and replacements for, Proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(b) Notwithstanding the foregoing, the term “Collateral” (and any component definition thereof) shall not include:

(i) any General Intangibles or other rights arising under any contracts, instruments, leases, licenses, agreements or other documents as to which the grant of a security interest would (i) constitute a violation of a restriction in favor of a third party on such grant or result in the abandonment, invalidation or unenforceability of any right of such Grantor, unless and until any required consents shall have been obtained, or (ii) result in a breach, termination or default under such contract, instrument, lease, license, agreement or other document (including pursuant to any “change of control” or similar provision); provided, however, such Collateral shall only be excluded, in each case under clauses (i) and (ii) above, to the extent such violation or right to terminate would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles or equity; and provided, further, that such Collateral shall not be excluded, and such security interest shall attach immediately at such time as the condition causing such violation or right to terminate shall no longer exist and to the extent severable, shall attach immediately to, any portion of such General Intangible that does not result in any of the consequences specified in clauses (i) or (ii) above,

(ii) the Capital Stock of any Foreign Subsidiary or Disregarded Domestic Subsidiary of such Grantor, other than 65% of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of each first-tier Foreign Subsidiary or Disregarded Domestic Subsidiary of any Grantor, as applicable,

(iii) the Capital Stock of any Immaterial Subsidiary (except to the extent the security interest therein can be perfected by the filing of a Form UCC-1 financing statement), Captive Insurance Subsidiary, Unrestricted Subsidiary or not-for-profit Subsidiary or any special purpose entity used for securitization facilities,

(iv) any intent-to-use (or similar) Trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein may impair the validity or enforceability of such intent-to-use Trademark applications under applicable law,

(v) any asset or property, the granting of a security interest in which would (A) require any governmental consent, approval, license or authorization, (B) be prohibited by enforceable anti-assignment provisions of applicable law, except, in the case of this clause (B), to the extent such prohibition would be rendered ineffective under the UCC or other applicable law notwithstanding such prohibition, or (C) result in adverse tax consequences to any Grantor as reasonably determined by the Borrower Agent with notice to the Agent,

(vi) any leasehold Real Estate Asset,

(vii) any interests in partnerships, joint ventures and non-Wholly- Owned Subsidiaries which cannot be pledged without the consent of one or more third parties other than any Borrower or any of their Subsidiaries (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles or equity),

(viii) any Margin Stock,

(ix) any asset specifically requiring perfection through a control agreement or other control arrangements other than (A) in respect of Pledged Collateral to the extent required by Section 4.03 below and (B) to the extent required pursuant to Section 2.21 of the Revolving Loan Agreement,

(x) Commercial Tort Claims individually with a value of less than $1,500,000,

(xi) vehicles and other assets subject to certificates of title,

(xii) Letter of Credit Rights to the extent that a security interest therein cannot be perfected by filing a UCC financing statement, and

(xiii) any specifically identified asset with respect to which the Agent and the Company shall have reasonably determined that the cost, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweighs the fair market value thereof and the benefit of a security interest to the Secured Parties afforded thereby (all of the items referred to in clauses (i) through (xiii) hereof, collectively, the “Excluded Collateral”).

Notwithstanding anything to the contrary contained herein, immediately upon the ineffectiveness, lapse or termination of any restriction or condition set forth in preceding paragraph, the Collateral shall include, and the Borrowers shall be deemed to have granted a security in, all such rights and interests or other assets, as the case may be, as if such provision had never been in effect.

ARTICLE 3

Representations and Warranties

The Grantors, jointly and severally, represent and warrant to the Agent, for the benefit of the Secured Parties, that:

Section 3.01. Title, Perfection and Priority; Filing Collateral. This Security Agreement is effective to create a legal, valid and enforceable Lien on and security interest in the Collateral in which a security interest may be perfected by filing a financing statement under the UCC in favor of the Agent for the ratable benefit of the Secured Parties, subject, as to enforceability, to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing, and when appropriate financing statements have been filed with the Secretary of State of the state of organization of such Grantor against such Grantor, the Agent will have a fully perfected First Priority Lien on such Collateral.

Section 3.02. Type and Jurisdiction of Organization, Organizational and Identification Numbers. As of the Closing Date, the type of entity of each Grantor, its jurisdiction of organization, the organizational number, if any, issued to it by its jurisdiction of organization and its Federal Taxpayer Identification Number are accurately set forth on Schedule 1(a) to the Perfection Certificate.

Section 3.03. Principal Location. As of the Closing Date, the address of each Grantor’s chief executive office is accurately disclosed on Schedule 2(a) to the Perfection Certificate.

Section 3.04. Collateral Locations. Each location where material Collateral consisting of Inventory or Equipment is located as of the Closing Date (except for Collateral in transit) is accurately listed on Schedules 2(c) and 2(d) of the Perfection Certificate. All of said locations are owned by a Grantor except for locations (a) that are leased by a Grantor as lessee and designated as such on Schedule 2(d) of the Perfection Certificate and (b) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated on Schedule 2(d) of the Perfection Certificate.

Section 3.05. Bailees, Warehousemen, Etc. The Perfection Certificate accurately sets forth a list, as of the Closing Date, of each bailee, warehouseman and other third party in possession or control of any material Inventory of any Grantor (except for any such Collateral in transit).

Section 3.06. Exact Names. As of the Closing Date, the name in which each Grantor has executed this Security Agreement and each other Loan Document to which such Grantor is a party is the exact legal name of such Grantor as it appears in such Grantor’s Organizational Documents, as filed with the Secretary of State of such Grantor’s jurisdiction of organization.

Section 3.07. Letter-of-Credit Rights and Tangible Chattel Paper. As of the Closing Date, Schedule 8 to the Perfection Certificate lists all Letter-of-Credit Rights with value in excess of $1,500,000 and Schedule 4 to the Perfection Certificate lists all Tangible Chattel Paper with value in excess of $1,500,000 of each Grantor.

Section 3.08. Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other material information with respect to each Grantor’s Accounts and Chattel Paper that are Collateral are correctly stated in all material respects in the records of such Grantor relating thereto and, to the extent they have been created, in all invoices, to the extent that such records and invoices are required to be furnished to the Agent by such Grantor from time to time.

Section 3.09. [Reserved.]

Section 3.10. Intellectual Property. (a) As of the Closing Date, no Grantor has any exclusive ownership interest in, or title to, any material registered Patent, Trademark or Copyright except as set forth in Schedules 5(a) or 5(b) to the Perfection Certificate. Upon filing of appropriate financing statements with the Secretary of State of the state of organization of such Grantor and the filing of this Security Agreement (or a fully executed short form agreement in form and substance reasonably satisfactory to the Agent) with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, the Agent shall have a fully perfected First Priority Lien on the Collateral constituting Patents, Trademarks and Copyrights under the UCC and the laws of the United States for the ratable benefit of the Secured Parties, and such perfected security interests shall be enforceable as such as against any and all creditors of and purchasers from the Grantors, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing.

(b) Each Grantor represents and warrants that it has good and marketable title to or a valid license or right to use, all Patents, Trademarks, Copyrights and Trade Secrets necessary for the present conduct of its business, without, to the knowledge of the Borrower Agent and its Subsidiaries, any infringement, misuse, misappropriation, or violation, individually or in the aggregate, of the rights of others, and free from any burdensome restrictions on the present conduct of its business, except where such failure to own or license or where such infringement, misuse, misappropriation or violation or restrictions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Each Grantor represents and warrants that such Grantor is not aware of any third-party claim (i) that any of its owned Patent, Trademark or Copyright registrations or applications is invalid or unenforceable, or (ii) challenging Grantor’s rights to such registrations and applications, and no Grantor is aware of any basis for such claims, other than, in each case, to the extent any such third-party claims would not reasonably be expected to have a Material Adverse Effect.

Section 3.11. [Reserved.]

Section 3.12. Pledged Collateral. As of the Closing Date, Schedules 3 and 4 of the Perfection Certificate set forth a complete and accurate list of all of promissory notes, Instruments (other than checks to be deposited in the ordinary course of business) and Tangible Chattel Paper, in each case exceeding $1,500,000, held by any Grantor and, all Pledged Stock of each Grantor, together with the percentage of the total issued and outstanding Capital Stock of the issuer thereof represented thereby. Each Grantor further represents and warrants that (i) all Pledged Stock has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued by the issuer thereof and are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Agent (or its bailee) representing Capital Stock, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Agent so that the Agent (or its bailee) may take steps to perfect its security interest therein as a General Intangible and (iii) it has complied with the procedures set forth in Section 4.03 hereof with respect to all Pledged Collateral.

Section 3.13. Commercial Tort Claims. As of the Closing Date, no Grantor holds any Commercial Tort Claims having a value in excess of $1,500,000, except as indicated on Schedule 6 to the Perfection Certificate.

Section 3.14. Perfection Certificate. The Perfection Certificate and each Perfection Certificate Supplement has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects as of the Closing Date or, in the case of each Perfection Certificate Supplement, as of the date of delivery thereof.

Section 3.15. [Reserved.]

Section 3.16. Certain Significant Transactions. During the four month period preceding the date of this Security Agreement, no Person shall have merged or consolidated with or into any Grantor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Grantor, in each case except as described in Schedule 1(d) of the Perfection Certificate.

Section 3.17. Recourse. This Security Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the Loan Documents and otherwise in writing in connection herewith and therewith.

ARTICLE 4

Covenants

From the date hereof, and thereafter until the Termination Date, each Grantor agrees that:

Section 4.01. General.

(a) [Reserved.]

(b) Authorization to File Financing Statements; Ratification. Each Grantor hereby authorizes the Agent to file, and, if requested, agrees to execute and deliver to the Agent, all financing statements, in form appropriate for filing under the UCC of the relevant jurisdiction, and other documents and take such other actions as may from time to time be reasonably requested by the Agent in order to establish and maintain a First Priority, valid, enforceable (subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing) and perfected security interest in and, with respect to Pledged Collateral to the extent required under Section 4.03, Control of, the Collateral. Each Grantor shall pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Any financing statement filed by the Agent may be filed in any filing office in any applicable Uniform Commercial Code jurisdiction and may (i) be filed without the signature of such Grantor where permitted by law, (ii) indicate the Collateral (A) as all assets of the applicable Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of such jurisdiction, or (B) by any other description which reasonably approximates the description contained in this Security Agreement, and (iii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Each Grantor also agrees to furnish any such information to the Agent promptly upon request.

(c) Further Assurances. Each Grantor agrees, at its own expense, to take any and all actions reasonably necessary to defend title to the Collateral against all Persons (other than Persons holding Permitted Liens on such Collateral that have priority over the Agent’s Lien) and to defend the security interest of the Agent in the Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(d) [Reserved.]

(e) [Reserved.]

(f) [Reserved.]

(g) Change of Name, Etc. Each Grantor agrees to furnish to the Agent prompt written notice of any change in: (i) such Grantor’s legal name; (ii) such Grantor’s identity or corporate structure, (iii) such Grantor’s jurisdiction of incorporation or formation or (iv) such Grantor’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its jurisdiction of incorporation or formation, and, in each case, shall promptly make all filings required under the Uniform Commercial

Code or other applicable law and take all other actions reasonably requested by the Agent and deemed by the Agent to be necessary or reasonable and appropriate to ensure that the Agent shall continue at all times following such change to have a valid, legal, enforceable (subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing) and perfected First Priority Lien in such Collateral for its benefit and the benefit of the other Secured Parties.

(h) Receivables.

a)	Certain Agreements on Receivables. As to Eligible Trade Receivables and Eligible Credit Card Receivables, no Grantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except in the ordinary course of business consistent with Grantor’s credit and rebate policies and agreements with customers and its usual business practice as in effect from time to time.

b)	Collection of Receivables. As to Eligible Trade Receivables and Eligible Credit Card Receivables, except as otherwise provided in this Security Agreement, each Grantor will collect and enforce, in accordance with its policies in effect from time to time and in the ordinary course of business, all material amounts due or hereafter due to such Grantor under the Receivables; except that, any Grantor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of ordinary course adjustments or returned or damaged or defective merchandise, (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, (iii) a credit, rebate or refund in accordance with such Grantor’s credit, rebate and refund policies, as in effect from time to time, and (iv) a credit or rebate in accordance with written credit and/or rebate agreements entered into with specific customers prior to the incurrence of the Receivable, all in accordance with such Grantor’s ordinary course of business consistent with its collection practices as in effect from time to time.

c)	Disclosure of Counterclaims on Receivables. As to Eligible Trade Receivables and Eligible Credit Card Receivables, if (i) any Grantor allows any material discount or credit or enters into any agreement to make a rebate or to otherwise reduce the amount owing on a material amount of Eligible Trade Receivables or Eligible Credit Card Receivables (in each case, individually or in the aggregate and other than discounts, credits, agreements or rebates that are in accordance with the Grantors collection policies in effect from time to time), or (ii) if, to the knowledge of any Grantor, any material dispute, setoff, claim, counterclaim or defense exists or has been asserted with respect to a material amount of Eligible Trade Receivables or Eligible Credit Card Receivables (in each case, individually or in the aggregate), the Grantors will promptly disclose such fact to the Agent in writing.

Section 4.02. Pledged Collateral.

(a) Delivery of Certificated Securities, Tangible Chattel Paper, Instruments and Documents. Each Grantor will, subject to the last paragraph of Section 4.01 of the Revolving Facility Credit Agreement and the Intercreditor Agreement, (a) on the Closing Date, deliver to the Agent for the benefit of the Secured Parties, the originals of all (x) certificated Securities and (y) Tangible Chattel Paper and Instruments, in each case under this clause (y), having an outstanding balance in excess of $1,500,000, in each case, constituting Collateral owned by such Grantor as of the Closing Date, accompanied by undated instruments of transfer or assignment duly executed in blank, (b) after the Closing Date, hold in trust for the Agent upon receipt and, on or prior to the later to occur of (i) 30 days following the date of such receipt and (ii) the earlier of the date of the required delivery of the next Compliance Certificate following such receipt and the date which is 45 days after the end of the most recently ended Fiscal Quarter (or such later date as may be acceptable to the Agent in its discretion), deliver to the Agent for the benefit of the Secured Parties (x) certificated Securities and (y) Tangible Chattel Paper and Instruments, in each cause under this clause (y), having an outstanding balance in excess of $1,500,000, in each case, constituting Collateral received after the date hereof, accompanied by undated instruments of transfer or assignment duly executed in blank and (c) upon the occurrence and during the continuance of an Event of Default and upon the Agent’s request, deliver to the Agent, and thereafter hold in trust for the Agent upon receipt and promptly deliver to the Agent any other Document evidencing or constituting Collateral.

(b) Uncertificated Securities and Pledged Collateral. With respect to (i) any uncertificated Pledged Stock or any Pledged Collateral held by a Clearing Corporation, Securities Intermediary or other financial intermediary of any kind, at the Agent’s request, the relevant Grantor shall execute and deliver, and shall cause any such issuer or intermediary to execute and deliver, an agreement among such Grantor, the Agent and such issuer or intermediary in form and substance reasonably satisfactory to the Agent which provides, among other things, for the issuer’s or intermediary’s agreement that it will comply with such entitlement orders, and apply any value distributed on account of any Pledged Collateral, as directed by the Agent without further consent by such Grantor and (ii) any partnership interest or limited liability company interest of any Grantor (other than a partnership interest or limited liability company interest held by a Clearing Corporation, Securities Intermediary or other financial intermediary of any kind) not represented by a certificate and/or which is not a Security for purposes of the UCC, such Grantor shall not permit any issuer of such partnership interests or limited liability company interests to (A) enter into any agreement with any Person, other than the Agent and the Term Loan Agent, whereby such issuer effectively delivers “control” of such partnership interests or limited liability company interests (as applicable) under the UCC to such Person, or (B) allow such partnership interests or limited liability company interests (as applicable) to become Securities unless such Grantor complies with the procedures set forth in Sections 4.03(a) or 4.03(b)(i), as applicable.

(c) Registration in Nominee Name; Denominations. Subject to the terms of the Intercreditor Agreement, the Agent, on behalf of the Secured Parties, shall hold certificated Pledged Collateral required to be delivered to the Agent under clause (a) above in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Agent, but following the occurrence and during the continuance of an Event of Default and upon three Business Days’ notice to the Company, the Agent shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as pledgee, or in the name of its nominee (as pledgee or as sub-agent). Subject to the terms of the Intercreditor Agreement, following the occurrence and during the continuance of an Event of Default, the Agent shall at all times have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Security Agreement.

(d) Exercise of Rights in Pledged Collateral. Subject, in each case, to the Intercreditor Agreement,

(i) without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for all purposes not inconsistent with this Security Agreement, the Revolving Facility Credit Agreement or any other Loan Document;

(ii) each Grantor will permit the Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default and upon three Business Days’ prior written notice from the Agent to the Grantors stating its intent to exercise remedies under this Section 4.03(d)(ii), to exercise all voting rights or other rights relating to Pledged Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Capital Stock or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof, in each case in accordance with the terms of the Revolving Facility Credit Agreement, the other Loan Documents and applicable law; and

(iii) each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral; provided that any non-cash dividends or other distributions that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be delivered to the Agent as and to the extent required by clause (a) above. So long as no Event of Default has occurred and is continuing, the Agent shall promptly deliver to each Grantor (without recourse and without any representation or warranty) any Pledged Collateral in its possession if requested to be delivered to the issuer thereof in connection with any redemption or exchange of such Pledged Collateral permitted by the Revolving Facility Credit Agreement.

Section 4.03. Intellectual Property. (a) Upon the occurrence and during the continuance of an Event of Default and upon the written request of the Agent, each Grantor will use its commercially reasonable efforts to obtain all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Agent of any License held by such Grantor to enable the Agent to enforce the security interests granted hereunder. To the extent required pursuant to any License pursuant to which a Grantor is the licensee,, each Grantor party to such License shall deliver to the licensor thereunder any notice of the grant of security interest hereunder or such other notices required to be delivered thereunder in order to permit the security interest created or permitted to be created hereunder pursuant to the terms of such License.

(b) Each Grantor shall notify the Agent promptly if it knows or reasonably expects that any application or registration of any Patent, Trademark, Domain Name, or Copyright (now or hereafter existing) may become abandoned or dedicated to the public, or of any determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) abandoning such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same, except, in each case, for dispositions permitted under the Revolving Facility Credit Agreement or where such occurrences individually or in the aggregate, could not result in a Material Adverse Effect on the business of such Grantor.

(c) In the event that a Grantor files an application for the registration of any material Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, it shall, on or prior to the later to occur of (i) 30 days following the date of such filing and (ii) the earlier of the date of the required delivery of the next Compliance Certificate following such filing and the date that is 45 days after the end of the most recently ended Fiscal Quarter (or such later date as may be acceptable to the Agent in its discretion), provide the Agent with written notice thereof, and, upon request of the Agent, such Grantor shall execute and deliver any and all security agreements or other instruments as the Agent may reasonably request to evidence the Agent’s security interest in such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(d) Each Grantor shall take all actions necessary or reasonably requested by the Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks, Domain Names and Copyrights (now or hereafter existing) where failure to do so could reasonably be expected to result in a Material Adverse Effect on the business of the Grantors, taken as a whole, or except as otherwise permitted under the Revolving Facility Credit Agreement, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and, if consistent with good business judgment, to initiate opposition and interference and cancellation proceedings against third parties.

(e) Each Grantor shall promptly notify the Agent of any material infringement or misappropriation of such Grantor’s Patents, Trademarks, Copyrights or Trade Secrets of which it becomes aware and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution of such Patent, Trademark or Copyright and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as are reasonable and appropriate under the circumstances to protect such Patent, Trademark, Copyright or Trade Secret, except where such infringement, misappropriation or dilution could not reasonably be expected to cause a Material Adverse Effect.

Section 4.04. Commercial Tort Claims. After the Closing Date, on or prior to the later to occur of (i) 30 days following the date of such acquisition and (ii) the earlier of the date of the required delivery of the next Compliance Certificate following such acquisition and the date which is 45 days after the end of the most recently ended Fiscal Quarter (or such later date as may be acceptable to the Agent in its discretion), each Grantor shall notify the Agent of any Commercial Tort Claim having a value in excess of $1,500,000 (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) acquired by it, together with a written update to Schedule 6 of the Perfection Certificate describing the details thereof, and such Commercial Tort Claims shall automatically be subject to a First Priority security interest of the Agent therein and in the Proceeds thereof, all upon the terms of this Security Agreement.

Section 4.05. Letter-of-Credit Rights. Subject to the Intercreditor Agreement, if any Grantor is or becomes the beneficiary of a letter of credit having a face amount in excess of $1,500,000, such Grantor shall, on or prior to the later to occur of (i) 30 days following the date of such acquisition and (ii) the earlier of the date of the required delivery of the next Compliance Certificate following such acquisition and the date which is 45 days after the end of the most recently ended Fiscal Quarter (or such later date as may be acceptable to the Agent in its discretion), notify the Agent thereof.

Section 4.06. [Reserved.]

Section 4.07. Insurance. All insurance policies with respect to the Collateral shall name the Agent (on behalf of the Revolving Lenders) as an additional insured or as loss payee, as applicable, and, in the case of casualty insurance policies, (including any business interruption policies) shall contain loss payable clauses or endorsements in form and substance reasonably satisfactory to the Agent. Subject to the Intercreditor Agreement and except to the extent otherwise permitted to be retained by such Grantor or applied by such Grantor pursuant to the terms of the Loan Documents, the Agent shall, at the time any proceeds of any insurance are distributed to the Secured Parties, apply such proceeds in accordance with Section 5.04 hereof. Each Grantor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Grantor to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor.

Section 4.08. Collateral Access Agreements. Each Grantor shall use commercially reasonable efforts to obtain a collateral access agreement (“Collateral Access Agreement”) in substantially the form of Exhibit D or E, as applicable, from the lessor of each of its leased properties (other than stores) and the bailee, warehouseman or other third party with respect to any warehouse or other location, in each case where Inventory having a value in excess of $500,000 is stored or located (other than with respect to locations where Inventory is stored or located on a temporary basis (not to exceed 60 days) in connection with docking and stevedoring services related to such Inventory).

Section 4.09. Grantors Remain Liable Under Contracts. Each Grantor (rather than the Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof. Neither the Agent nor any other Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the receipt by the Agent or any other Secured Party of any payment relating to such Contract pursuant hereto, nor shall the Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or sufficiency of any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

Section 4.10. Grantors Remain Liable Under Accounts. Anything herein to the contrary notwithstanding, the Grantors shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Agent nor any other Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Agent or any other Secured Party of any payment relating to such Account pursuant hereto, nor shall the Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

Section 4.11. Blocked Account Agreements. No Grantor maintains, or at any time after the date of this Security Agreement shall establish or maintain, any Blocked Account, except for such accounts maintained with a bank (as defined in Section 9-102 of the UCC) whose jurisdiction (determined in accordance with Section 9-304 of the UCC) is within a state of the United States. For each Blocked Account established or maintained after the Closing Date, a Perfection Certificate Supplement shall be provided solely to reflect such Blocked Account.

ARTICLE 5

Remedies

Section 5.01. Remedies. (a) Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, the Agent may exercise any or all of the following rights and remedies (in addition to the rights and remedies existing under applicable law):

(i) those rights and remedies provided in this Security Agreement, the Revolving Facility Credit Agreement, or any other Loan Document; provided that this Section 5.01(a) shall not be understood to limit any rights available to the Agent and the Revolving Lenders prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Blocked Account Agreement, Collateral Access Agreement or any other control or similar agreement and take any action permitted therein with respect to the applicable Collateral;

(iv) without notice (except as specifically provided in Section 7.01 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, personally, or by agents or attorneys, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at such Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Agent may deem commercially reasonable;

(v) upon three Business Days’ written notice to the Grantors, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, and subject to the notice requirements of Section 4.03(d)(ii), to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Agent was the outright owner thereof;

(vi) subject to the Intercreditor Agreement, instruct all depositary banks which have entered into a Blocked Account Agreement to transfer all monies, securities and instruments held by such depositary bank to the Administrative Agent Account and without notice to or assent by any Grantor, apply any or all amounts then in, or thereafter deposited in the Administrative Agent Account toward the payment of the Secured Obligations in the manner provided in Section 5.04 hereof; and

(vii) take possession of the Collateral or any part thereof, by directing such Grantor in writing to deliver the same to the Agent at any reasonable place or places designated by the Agent, in which event such Grantor shall at its own expense:

(1) forthwith cause the same to be moved to the place or places so designated by the Agent and there delivered to the Agent;

(2) store and keep any Collateral so delivered to the Agent at such place or places pending further action by the Agent; and

(3) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition.

(b) Each Grantor acknowledges and agrees that the compliance by the Agent, on behalf of the Secured Parties, with any applicable state or federal law requirements in connection with a disposition of the Collateral will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Agent shall have the right upon any public sale or sales and, to the extent permitted by law, upon any private sale or sales, to purchase for the benefit of the Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.

(d) Until the Agent is able to effect a sale, lease, transfer or other disposition of Collateral under this Section 5.01, the Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or the value of the Collateral, or for any other purpose deemed appropriate by the Agent. Upon the occurrence and during the continuance of an Event of Default, the Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Agent’s remedies (for the benefit of the Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) [Reserved.]

(f) Notwithstanding the foregoing, neither the Agent nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g) Each Grantor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if any Grantor and the issuer would agree to do so.

(h) Notwithstanding the foregoing, any rights and remedies provided in this Section 5.01 shall be subject to the Intercreditor Agreement.

Section 5.02. Grantors’ Obligations Upon Default. Upon the request of the Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:

(a) At its own cost and expense (i) assemble and make available to the Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Agent, whether at such Grantor’s premises or elsewhere, (ii) deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor) and (iii) if the Agent so directs, such Grantor shall legend, in form and manner satisfactory to the Agent, the Accounts and the Contracts, as well as books, records and documents (if any) of such Grantor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Agent and that the Agent has a security interest therein;

(b) permit the Agent, by the Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy.

Section 5.03. Intellectual Property Remedies. (a) For the purpose of enabling the Agent to exercise the rights and remedies under this Article 5 upon the occurrence and during the continuance of an Event of Default and at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Agent a power of attorney to sign any document which may be required by the United States Patent and Trademark Office or similar registrar in order to effect an absolute assignment of all right, title and interest in each registered Patent, Trademark, Domain Name, and Copyright and each application for such registration, and record the same. If an Event of Default shall occur and be continuing, the Agent may (i) declare the entire right, title and interest of such Grantor in and to each Patent,

Trademark, Domain Name, Copyright or Trade Secret vested in the Agent for the benefit of the Secured Parties, in which event such rights, title and interest shall immediately vest, in the Agent for the benefit of the Secured Parties, and the Agent shall be entitled to exercise the power of attorney referred to in this Section 5.03 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency or registrar; (ii) sell any Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased any Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Agent’s rights under this Security Agreement, may (subject to any restrictions contained in applicable third party licenses entered into by a Grantor) sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Agent may finish any work in process and affix any relevant Trademark owned by or licensed to any Grantor and sell such Inventory as provided herein; (iii) direct such Grantor to refrain, in which event such Grantor shall refrain, from using any Patent, Trademark, Domain Name, Copyright, and Trade Secret in any manner whatsoever, directly or indirectly; and (iv) assign or sell the Patents, Trademarks, Copyrights, Domain Names, and Trade Secrets, as well as the goodwill of such Grantor’s business symbolized by the Trademarks and the right to carry on the business and use the assets of such Grantor in connection with which the Trademarks or Domain Names have been used.

(b) Each Grantor hereby grants to the Agent an irrevocable, nonexclusive license to use, license or sublicense any Patents, Trademarks, Copyrights and Trade Secrets now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for compilation or printout thereof. The use of the license granted pursuant to the preceding sentence by the Agent may be exercised, at the option of the Agent, only upon the occurrence and during the continuance of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Agent in accordance with this clause (b) shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

Section 5.04. Application of Proceeds. (a) Subject to the Intercreditor Agreement, the Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, as well as any Collateral consisting of Cash, as set forth in Section 2.18(b) of the Revolving Facility Credit Agreement.

(b) Except as otherwise provided herein or in the other Loan Documents, the Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Security Agreement. Upon any sale of Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof. It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

ARTICLE 6

Account Verification; Attorney in Fact; Proxy

Section 6.01. Account Verification. The Agent may at any time and from time to time following the occurrence and during the continuance of an Event of Default, in the Agent’s own name, in the name of a nominee of the Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to contracts with such Grantor and obligors in respect of Instruments of such Grantor to verify with such Persons, to the Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables that are Collateral.

Section 6.02. Authorization for Secured Party to Take Certain Action. (a) Each Grantor hereby irrevocably authorizes the Agent and appoints the Agent (and all officers, employees or agents designated by the Agent) as its true and lawful attorney in fact (i) at any time and from time to time in the sole discretion of the Agent (A) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Agent’s reasonable discretion to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral, (B) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which would not add new collateral or add a debtor, except as otherwise provided for herein or in any other Loan Document) in such offices as the Agent in its reasonable discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral, and (C) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Agent Control over such Pledged Collateral (subject to the terms of the Intercreditor Agreement); (ii) at any time following the occurrence and during the continuance of an a Cash Dominion Event, to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Agent to the Secured Obligations as provided herein or in the Revolving Credit Facility Agreement, (iii) at any time following the occurrence and during the continuance of an Event of Default, in the sole discretion of the Agent (in the name of such Grantor or otherwise), (A) to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Agent to the Secured Obligations as provided herein or in the Revolving Facility Credit Agreement or any other Loan Document, subject to the terms of the Intercreditor Agreement, (B) to demand payment or enforce payment of the Receivables in the name of the Agent or any Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (C) to sign any Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of such Grantor, assignments and verifications of Receivables, (D) to exercise all of any Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (E) to settle, adjust, compromise, extend or renew the Receivables, (F) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (G) to prepare, file and sign any Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (H) to prepare, file and sign any Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (I) to change the address for delivery of mail addressed to any Grantor to such address as the Agent may designate and to receive, open and dispose of all mail addressed to such Grantor (provided copies of such mail is provided to such Grantor), (J) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Liens), (K) to make, settle and adjust claims in respect of Collateral under policies of insurance, endorse the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (L) make all determinations and decisions with respect thereto and (M) obtain or maintain the policies of insurance of the types referred to in Section 5.05 of the Revolving Facility Credit Agreement or to pay any premium in whole or in part relating thereto; and (iii) to do all other acts and things or institute any proceedings which the Agent may reasonably deem to be necessary or advisable (pursuant to this Security Agreement and the other Loan Documents and in accordance with applicable law) to carry out the terms of this Security Agreement and to protect the interests of the Secured Parties; and, to the extent required pursuant to Section 9.03(a) of the Revolving Facility Credit Agreement, each Grantor agrees to reimburse the Agent on demand for any payment made in connection with this paragraph or any expense (including attorneys’ fees, court costs and expenses) and other changes related thereto incurred by the Agent in connection with any of the foregoing and any such sums shall constitute additional Secured Obligations; provided that, this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Revolving Facility Credit Agreement.

(b) All acts of said attorney or designee are hereby ratified and approved by the Grantors. The powers conferred on the Agent, for the benefit of the Agent and Secured Parties, under this Section 6.02 are solely to protect the Agent’s interests in the Collateral and shall not impose any duty upon the Agent or any Secured Party to exercise any such powers.

Section 6.03. PROXY. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.02 ABOVE) WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), ONLY UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT AND UPON THREE BUSINESS DAYS’ PRIOR WRITTEN NOTICE TO THE GRANTORS.

Section 6.04. NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE 6 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES; PROVIDED, FURTHER, THAT THE FOREGOING EXCEPTION SHALL NOT BE CONSTRUED TO OBLIGATE THE AGENT TO TAKE OR REFRAIN FROM TAKING ANY ACTION WITH RESPECT TO THE COLLATERAL.

ARTICLE 7

General Provisions

Section 7.01. Waivers. To the maximum extent permitted by applicable law, each Grantor hereby waives notice of the time and place of any judicial hearing in connection with the Agent’s taking possession of the Collateral or of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made, including without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article 8, at least ten days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise out of the gross negligence or willful misconduct of the Agent or such Secured Party as determined by a court of competent jurisdiction in a final and non-appealable judgment. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest, any notice (to the maximum extent permitted by applicable law) of any kind or all other requirements as to the time, place and terms of sale in connection with this Security Agreement or any Collateral.

Section 7.02. Limitation on Agent’s and Secured Party’s Duty with Respect to the Collateral. The Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession; provided that the Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to which it accords its own property. Neither the Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it would be commercially reasonable for the Agent (a) to fail to incur expenses deemed significant by the Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.02 is to provide non-exhaustive indications of what actions or omissions by the Agent would be commercially reasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.02. Without limitation upon the foregoing, nothing contained in this Section 7.02 shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.02.

Section 7.03. Compromises and Collection of Collateral. Each Grantor and the Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

Section 7.04. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Agent may, during the continuance of an Event of Default, perform or pay any obligation which any Grantor has agreed to perform or pay under this Security Agreement and the Grantor shall reimburse the Agent for any amounts paid by the Agent pursuant to this Section 7.04. Each Grantor’s obligation to reimburse the Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

Section 7.05. [Reserved.]

Section 7.06. [Reserved.]

Section 7.07. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Agent or any Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Grantors and the Agent with the concurrence or at the direction of the Revolving Lenders required under Section 9.02 of the Revolving Facility Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Agent and the Secured Parties until the Termination Date.

Section 7.08. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. To the extent permitted by law, any provision of this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Security Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.09. Security Interest Absolute. All rights of the Agent hereunder, the security interests granted hereunder and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Revolving Facility Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured

Obligations, or any other amendment or waiver of or any consent to any departure from the Revolving Facility Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or nonperfection of any Lien on any Collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor, (e) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Security Agreement or any other Loan Agreement or (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Security Agreement.

Section 7.10. Benefit of Security Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of each Grantor, the Agent and the Secured Parties and their respective successors and permitted assigns (including all Persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Agent, for the benefit of the Agent and the Secured Parties, hereunder.

Section 7.11. Survival of Representations. All representations and warranties of each Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

Section 7.12. Additional Subsidiaries. Pursuant to and in accordance with Section 5.12 of the Revolving Facility Credit Agreement, each Domestic Subsidiary (other than an Excluded Subsidiary) of the Company that was not in existence or not a Subsidiary on the date of the Revolving Facility Credit Agreement or that ceases to be an Excluded Subsidiary is required to enter in this Security Agreement as a Subsidiary Party upon becoming a Subsidiary or ceasing to be an Excluded Subsidiary, in each case, within the time periods specified in Sections 5.12(a) and (e) of the Revolving Facility Credit Agreement. Upon execution and delivery by the Agent and such Subsidiary of an instrument in the form of Exhibit F hereto, such Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Security Agreement.

Section 7.13. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

Section 7.14. Termination or Release. (a) This Security Agreement shall continue in effect until the Termination Date.

(b) A Subsidiary Party shall automatically be released from its obligations hereunder and the security interests created hereunder in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted pursuant to the Revolving Facility Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary (or becomes an Excluded Subsidiary of the type described in clause (b) of the definition thereof).

(c) Upon (i) any sale or other transfer permitted under the Loan Documents by any Grantor of any Collateral to any Person that is not another Grantor, (ii) the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02 of the Revolving Facility Credit Agreement, (iii) the occurrence of any event that causes any part of the Collateral to cease to constitute Collateral or (iv) the release of the Grantor owning such Collateral in accordance with clause (b) above, the security interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all UCC termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.14 shall be without recourse to or representation or warranty by the Agent or any Secured Party. The Company shall reimburse the Agent for all costs and expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.14 pursuant to Section 9.03(a) of the Revolving Facility Credit Agreement.

(e) At any time that a Grantor desires that the Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Sections 7.14(a), (b), (c) or (d), such Grantor shall deliver to the Agent a certificate signed by a Responsible Officer of such Grantor stating that the release of the respective Collateral is permitted pursuant to such Sections 7.14(a), (b), (c) or (d) and the terms of the Revolving Facility Credit Agreement. At any time that the Borrowers or the respective Grantors desire that a Subsidiary of the Borrowers be released hereunder, it shall deliver to the Agent a certificate signed by a Responsible Officer of the Borrower and the respective Grantor stating that the release of the respective Grantor (and its Collateral) is permitted pursuant to such Sections 7.14(a), (b), (c) or (d) and the terms of the Revolving Facility Credit Agreement.

(f) Agent shall have no liability whatsoever to any other Secured Party as the result of any release of Collateral by it in accordance with (or which the Agent in good faith believes to be in accordance with) this Section 7.14.

Section 7.15. Entire Agreement. This Security Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between each Grantor and the Agent relating to the Collateral and supersedes all prior agreements and understandings between any Grantor and the Agent relating to the Collateral.

Section 7.16. CHOICE OF LAW. THIS SECURITY AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECURITY AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 7.17. CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS, CONTROVERSIES OR DISPUTES IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENTS BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT THE AGENT AND LENDERS RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER THIS AGREEMENT.

(b) TO THE EXTENT PERMITTED BY LAW, EACH PARTY TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01 OF THE REVOLVING FACILITY CREDIT AGREEMENT. EACH LOAN PARTY HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS SECURITY AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, LEGAL PROCEEDING OR COUNTERCLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.19. Indemnity. Each Grantor hereby agrees to indemnify the Agent and the Secured Parties, and their respective successors, permitted assigns, agents and employees, as set forth in Section 9.03 of the Revolving Facility Credit Agreement.

Section 7.20. Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Security Agreement.

Section 7.21. INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE AGENT AND THE OTHER SECURED PARTIES WITH RESPECT TO ANY REVOLVING FACILITY FIRST LIEN COLLATERAL (AS DEFINED IN THE

INTERCREDITOR AGREEMENT) HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS SECURITY AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

Section 7.22. Delivery of Collateral. Prior to the Discharge of the Term Loan Obligations, to the extent any Grantor is required hereunder to deliver Collateral to the Agent for purposes of possession and control and is unable to do so as a result of having previously delivered such Collateral to the Term Loan Agent in accordance with the terms of the Term Loan Security Documents, such Grantor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to the Term Loan Agent, acting as a gratuitous bailee of the Agent. Notwithstanding anything to the contrary contained above in this Article 7, or elsewhere in this Security Agreement or any other Revolving Facility Security Document, to the extent the provisions of this Security Agreement (or any other Revolving Facility Security Documents) require the delivery of, or control over, Term Loan First Lien Collateral to be granted to the Agent at any time prior to the Discharge of Term Loan Obligations, then delivery of such Term Loan First Lien Collateral (or control with respect thereto) shall instead be made to the Term Loan Agent, to be held in accordance with the Term Loan Security Documents and the Intercreditor Agreement. Furthermore, at all times prior to the Discharge of the Term Loan Obligations, the Agent is authorized by the parties hereto to effect transfers of such Collateral at any time in its possession (and any “control” or similar agreements with respect to such Collateral) to the Term Loan Agent.

Section 7.23. Mortgages. In the case of a conflict between this Security Agreement and any Mortgages with respect to Material Real Estate Asset that is also subject to a valid and enforceable Lien under the terms of the Mortgage (including Fixtures), the Mortgages shall govern. In all other conflicts between this Security Agreement and the Mortgages, this Security Agreement shall govern.

Section 7.24. Successors and Assigns. Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Agent that are contained in this Security Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. Except in a transaction expressly permitted under the Revolving Facility Credit Agreement, no Grantor may assign any of its rights or obligations hereunder without the written consent of the Agent.

Section 7.25. Survival of Agreement. Without limitation of any provision of the Revolving Facility Credit Agreement or Section 7.19 hereof, all covenants, agreements, indemnities, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Security Agreement or any other Loan Document shall be considered to have been relied upon by the Revolving Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such Revolving Lender or on its behalf and notwithstanding that the Agent or any Revolving Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Revolving Facility Credit Agreement, and shall continue in full force and effect until the Termination Date, or with respect to any individual Grantor until such Grantor is otherwise released from its obligations under this Security Agreement in accordance with the terms hereof.

ARTICLE 8

Notices

Section 8.01. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be delivered in accordance with Section 9.01 of the Revolving Facility Credit Agreement (it being understood and agreed that references in such Section to “herein”, “hereunder” and other similar terms shall be deemed to be references to this Security Agreement).

Section 8.02. Change in Address for Notices. Each of the Grantors, the Agent and the Revolving Lenders may change the address or facsimile number for service of notice upon it by a notice in writing to the other parties.

ARTICLE 9

The Agent

DBTCA has been appointed Agent for the Revolving Lenders hereunder pursuant to Article 8 of the Revolving Facility Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Agent hereunder is subject to the terms of the delegation of authority made by the Revolving Lenders to the Agent pursuant to the Revolving Facility Credit Agreement, and that the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in such Article 8. Any successor Agent appointed pursuant to Article 8 of the Revolving Facility Credit Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder.

By accepting the benefits of this Security Agreement and each other Loan Document, the Secured Parties expressly acknowledge and agree that this Security Agreement and each other Loan Document may be enforced only by the action of the Agent and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Security Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Agent for the benefit of the Secured Parties upon the terms of this Security Agreement and the other Loan Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, each Grantor and Agent have executed this Security Agreement as of the date first above written.

PC INTERMEDIATE HOLDINGS, INC. PC MERGER SUB, INC. PC FINANCE SUB, INC.

By:	/s/ Todd M. Abbrecht
Name: Todd M. Abbrecht Title: President

PARTY CITY HOLDINGS INC.

PARTY CITY CORPORATION

ANAGRAM EDEN PRAIRIE PROPERTY HOLDINGS LLC

ANAGRAM INTERNATIONAL, INC.

ANAGRAM INTERNATIONAL HOLDINGS, INC. AM-SOURCE, LLC

AMSCAN HOLDINGS, INC.

AMSCAN INC.

FACTORY CARD & PARTY OUTLET CORP.

FACTORY CARD OUTLET OF AMERICA LTD.

GAGS AND GAMES, INC.

M&D INDUSTRIES, INC.

PA ACQUISITION CORP.

PARTY AMERICA FRANCHISING, INC.

SSY REALTY CORP.

By:	/s/ Michael A. Correale
Name: Michael A. Correale
Title: Vice President

JCS PACKAGING, INC. TRISAR, INC.

By:	/s/ Michael A. Correale
Name: Michael A. Correale Title: Assistant Treasurer

Signature Page – ABL Security Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Agent

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Director

By:	/s/ Benjamin Souh
Name:	Benjamin Souh
Title:	Vice President

Signature Page – ABL Security Agreement

EXHIBIT A

Revolving Perfection Certificate

July 27, 2012

Reference is hereby made to (i) that certain Pledge and Security Agreement dated as of July 27, 2012 (the “Security Agreement”), among PC Merger Sub, Inc., a Delaware corporation (“Merger Sub”), to be merged with and into Party City Holdings Inc., a Delaware corporation (the “Company”), PC Finance Sub, Inc., a Delaware corporation (“Finance Sub”), to be merged with and into Party City Corporation, a Delaware corporation (“Party City” and together with the Company, the “Borrowers”), PC Intermediate Holdings, Inc., a Delaware corporation (“Holdings”), the Subsidiaries of the Borrowers from time to time party thereto and Deutsche Bank Trust Company Americas (“DBTCA”) as collateral agent for the Secured Parties (in such capacity, the “Agent”) and (ii) that certain ABL Credit Agreement dated as of July 27, 2012 (the “Revolving Loan Agreement”), among, inter alia, the Borrowers, Holdings, the Subsidiaries of the Borrowers from time to time party thereto, the Lenders party thereto and DBTCA, as administrative and collateral agent for the Lenders. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Security Agreement.

As used herein, the term “Companies” means Holdings, the Borrowers and each of the Subsidiary Parties.

As of the date hereof, the undersigned hereby certify to the Agent as follows:

1. Names. (a) The exact legal name of each Company, as such name appears in its respective Organizational Documents filed with the Secretary of State of such Company’s jurisdiction of organization is set forth in Schedule 1(a). Each Company is the type of entity disclosed next to its name in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company, the Federal Taxpayer Identification Number of each Company and the jurisdiction of organization of each Company.

(b) Set forth in Schedule 1(b) hereto is any other legal name that each Company has had in the past four months, together with the date of the relevant change.

(c) Set forth in Schedule 1(c) is a list of each trade name or assumed name, if any, used by each Company during the past four months.

(d) Set forth in Schedule 1(d) is a list of the information required by Section 1(a) of this certificate for any other business or organization (i) to which each Company became the successor by merger, consolidation or acquisition or (ii) that has been liquidated into, or transferred all or substantially all of its assets to, any Company, at any time within the past four months preceding the date hereof. Except as set forth in Schedule 1(e), no Company has changed its jurisdiction of organization or form of entity at any time during the past four months.

2. Locations. (a) The chief executive office of each Company is currently located at the addresses set forth in Schedule 2(a) hereto.

(b) Set forth in Schedule 2(b) are all locations where each Company maintains any books or records relating to any Collateral.

(c) Set forth in Schedule 2(c) hereto are all other locations where each Company currently maintains any material Collateral consisting of Inventory or Equipment (other than property in possession of a third party (e.g. warehouseman or other bailee) or Collateral in transit).

(d) Set forth in Schedule 2(d) hereto are locations where each Company currently maintains any material Collateral consisting of Inventory or Equipment (other than Collateral in transit) which is held in a public warehouse or is otherwise held by a bailee or on consignment and the names and addresses of all Persons other than each Company, such as lessees, consignees or warehousemen which have possession of any such material Collateral.

3. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 3 is a true and correct list of each of all of the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests of each Company and its Subsidiaries constituting Pledged Stock (as defined in the Security Agreement), the beneficial owners of such stock, partnership interests, membership interests or other equity interests and the percentage of the total issued and outstanding stock, partnership interests, membership interests or other equity interests represented thereby.

4. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 4 is a true and correct list of all promissory notes, Instruments (other than checks to be deposited in the ordinary course of business) and Tangible Chattel Paper, in each case exceeding $1,500,000, held by each Company as of the date hereof, including all intercompany notes between or among any two or more Companies including the names of the obligors, amounts owing, due dates, and other material information.

5. Intellectual Property. Attached hereto as Schedule 5(a) is a schedule setting forth all of each Company’s material Patents, Patent Licenses, Trademarks and Trademark Licenses registered with the United States Patent and Trademark Office, including the name of the registered owner and the registration number of each such Patent, Patent License, Trademark and Trademark License. Attached hereto as Schedule 5(b) is a schedule setting forth all of each Company’s material registered United States Copyrights and Copyright Licenses (each as defined in the Security Agreement), including the name of the registered owner and the registration number of each such Copyright or Copyright License.

6. Commercial Tort Claims. Attached hereto as Schedule 6 is a true and correct list of all Commercial Tort Claims, with a value exceeding $1,500,000, held by each Company, including a brief description thereof.

7. [Reserved.]

8. Letter-of-Credit Rights. Attached hereto as Schedule 8 is a true and correct list of all Letters-of-Credit Rights with a value exceeding $1,500,000 issued in favor of each Company, as beneficiary thereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first written of above.

PC INTERMEDIATE HOLDINGS, INC. PC MERGER SUB, INC. PC FINANCE SUB, INC.

By:
Name:	Todd M. Abbrecht
Title:	President

PARTY CITY HOLDINGS INC.

PARTY CITY CORPORATION

ANAGRAM EDEN PRAIRIE PROPERTY HOLDINGS LLC

ANAGRAM INTERNATIONAL, INC.

ANAGRAM INTERNATIONAL HOLDINGS, INC.

AM-SOURCE, LLC

AMSCAN HOLDINGS, INC.

AMSCAN INC.

FACTORY CARD & PARTY OUTLET CORP. FACTORY CARD OUTLET OF AMERICA LTD. GAGS AND GAMES, INC.

M&D INDUSTRIES, INC. PA ACQUISITION CORP.

PARTY AMERICA FRANCHISING, INC.

SSY REALTY CORP.

By:
Name:	Michael A. Correale
Title:	Vice President

JCS PACKAGING, INC. TRISAR, INC.

By:
Name:	Michael A. Correale
Title:	Assistant Treasurer

EXHIBIT B

Revolving Loan Perfection Certificate Supplement

[Insert date]

Reference is hereby made to (i) that certain Pledge and Security Agreement dated as of July 27, 2012 (as amended, restated, amended and restated or otherwise modified, the “Security Agreement”), among Party City Holdings Inc., a Delaware corporation (the “Company”), Party City Corporation, a Delaware corporation (“Party City” and together with the Company, the “Borrowers”), PC Intermediate Holdings, Inc., a Delaware corporation (“Holdings”), the Subsidiaries of the Borrowers from time to time party thereto and Deutsche Bank Trust Company Americas (“DBTCA”), as collateral agent for the Secured Parties (in such capacity, the “Agent”), (ii) that certain ABL Credit Agreement dated as of July 27, 2012 (as amended, restated, amended and restated or otherwise modified, the “Revolving Loan Agreement”), among, inter alia, the Borrowers, Holdings, the Subsidiaries of the Borrowers from time to time party thereto, the Lenders party thereto and DBTCA, as administrative and collateral agent for the Lenders and (iii) the Perfection Certificate, dated as of July 27, 2012 (as supplemented by any perfection certificate supplements delivered prior to the date hereof, the “Prior Perfection Certificate”), executed by the Loan Parties and delivered to the Agent. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Security Agreement.

As used herein, the term “Companies” means Holdings, the Borrowers and each of the Subsidiary Parties.

As of the date hereof, the undersigned hereby certify to the Agent as follows:

1. Names. Except as listed on Schedule 1(a) hereto, Schedule 1(a) of the Prior Perfection Certificate sets forth, with respect to each Company, (a) the exact legal name of each Company, as such name appears in its respective Organizational Documents filed with the Secretary of State of such Company’s jurisdiction of organization, the type of entity of such Company, the organizational identification number, if any, of each Company, and the Federal Taxpayer Identification Number of each Company and the jurisdiction of organization of each Company.

(b) Except as listed on Schedule 1(b) hereto, Schedule 1(b) of the Prior Perfection Certificate sets forth any other legal name that each Company has had in the past four months, together with the date of the relevant change.

(c) Except as listed on Schedule 1(c) hereto, Schedule 1(c) of the Prior Perfection Certificate lists each trade name or assumed name, if any, used by each Company during the past four months.

(d) Except as listed on Schedule 1(d) hereto, Schedule 1(d) of the Prior Perfection Certificate lists the information required by Section 1(a) of this certificate for any other business or organization (i) to which each Company became the successor by merger, consolidation or acquisition or (ii) that has been liquidated into, or transferred all or substantially all of its assets to, any Company, at any time within the past four months. Except as set forth in Schedule 1(e) hereto, no Company has changed its jurisdiction of organization or form of entity at any time during the past four months except as listed in Schedule 1(e) of the Prior Perfection Certificate.

2. Locations. (a) Except as updated on Schedule 2(a) hereto, the chief executive office of each Company is currently located at the address set forth in Schedule 2(a) of the Prior Perfection Certificate.

(b) Except as updated on Schedule 2(b) hereto, Schedule 2(b) of the Prior Perfection Certificate sets forth all locations where each Company maintains any books or records relating to any Collateral.

(c) Except as updated on Schedule 2(c) hereto, Schedule 2(c) of the Prior Perfection Certificate sets forth all other locations where each Company currently maintains any material Collateral consisting of Inventory or Equipment (other property in possession of a third party (e.g. warehouseman or other bailee) or Collateral in transit.

(d) Except as updated on Schedule 2(d) hereto, Schedule 2(d) of the Prior Perfection Certificate sets forth the locations where each Company currently maintains any material Collateral consisting of Inventory or Equipment (other than Collateral in transit) which is held in a public warehouse or is otherwise held by a bailee or on consignments and the names and addresses of all Persons other than each Company, such as lessees, consignees or warehousemen which have possession of any such material such Collateral.

3. Stock Ownership and Other Equity Interests. Except as updated on Schedule 3 hereto, Schedule 3 of the Prior Perfection Certificate sets forth a true and correct list of each of all of the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests of each Company and its Subsidiaries constituting Pledged Stock, the beneficial owners of such stock, partnership interests, membership interests or other equity interests and the percentage of the total issued and outstanding stock, partnership interests, membership interests or other equity interests represented thereby.

4. Instruments and Tangible Chattel Paper. Except as updated on Schedule 4 hereto, Schedule 4 of the Prior Perfection Certificate sets forth a true and correct list of all promissory notes, Instruments (other than checks to be deposited in the ordinary course of business) and Tangible Chattel Paper, in each case exceeding $1,500,000, held by each Company as of the date hereof, including all intercompany notes between or among any two or more Companies including the names of the obligors, amounts owing, due dates and other material information.

5. Intellectual Property. Except as updated on Schedule 5(a) hereto, Schedule 5(a) of the Prior Perfection Certificate sets forth all of each Company’s material Patents, Patent Licenses, Trademarks and Trademark Licenses registered with the United States Patent and Trademark Office, including the name of the registered owner and the registration number of each such Patent, Patent License, Trademark and Trademark License. Except as updated on

Schedule 5(b) hereto, Schedule 5(b) of the Prior Perfection Certificate sets forth all of each Company’s material registered United States Copyrights and Copyright Licenses (each as defined in the Security Agreement), including the name of the registered owner and the registration number of each such Copyright or Copyright License.

6. Commercial Tort Claims. Except as updated on Schedule 6 hereto, Schedule 6 of the Prior Perfection Certificate sets forth a true and correct list of all Commercial Tort Claims, with a value exceeding $1,500,000, held by each Company, including a brief description thereof.

7. [Reserved].

8. Letter-of-Credit Rights. Except as updated on Schedule 8 hereto, Schedule 8 of the Prior Perfection Certificate sets forth a true and correct list of all Letter-of-Credit Rights with a value exceeding $1,500,000 issued in favor of each Company, as beneficiary thereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate Supplement as of the date first written of above.

PC INTERMEDIATE HOLDINGS, INC.
By:
Name:	Todd M. Abbrecht
Title:	President

PARTY CITY HOLDINGS INC.

PARTY CITY CORPORATION

ANAGRAM EDEN PRAIRIE PROPERTY HOLDINGS LLC ANAGRAM INTERNATIONAL, INC.

ANAGRAM INTERNATIONAL HOLDINGS, INC. AM-SOURCE, LLC

AMSCAN HOLDINGS, INC.

AMSCAN INC.

FACTORY CARD & PARTY OUTLET CORP. FACTORY CARD OUTLET OF AMERICA LTD. GAGS AND GAMES, INC.

M&D INDUSTRIES, INC.

PA ACQUISITION CORP.

PARTY AMERICA FRANCHISING, INC.

SSY REALTY CORP.

By:
Name:	Michael A. Correale
Title:	Vice President

JCS PACKAGING, INC. TRISAR, INC.

By:
Name:	Michael A. Correale
Title:	Assistant Treasurer

EXHIBIT C

Subsidiary Parties

Ref	Entity	Jurisdiction	Type

1.	Anagram Eden Prairie Property Holdings LLC	Delaware	LLC

2.	Anagram International, Inc.	Minnesota	corporation

3.	Anagram International, LLC	Nevada	LLC

4.	Anagram International Holdings, Inc.	Minnesota	corporation

5.	Am-Source, LLC	Rhode Island	LLC

6.	Amscan Holdings, Inc.	Delaware	corporation

7.	Amscan Inc.	New York	corporation

8.	Factory Card & Party Outlet Corp.	Delaware	corporation

9.	Factory Card Outlet of America Ltd.	Illinois	corporation

10.	Gags and Games, Inc.	Michigan	corporation

11.	JCS Packaging, Inc.	New York	corporation

12.	M&D Industries, Inc.	Delaware	corporation

13.	PA Acquisition Corp.	Delaware	corporation

14.	Party America Franchising, Inc.	Minnesota	corporation

15.	SSY Realty Corp.	New York	corporation

16.	Trisar, Inc.	California	corporation

C-1

EXHIBIT D

FORM OF

LANDLORD AGREEMENT

Deutsche Bank Trust Company Americas (“DBTCA”), in its capacity as administrative agent and collateral agent pursuant to the Revolving Facility Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, together with its successors and assigns, “Revolving Facility Agent”) and the parties from time to time to the Revolving Facility Credit Agreement as lenders (collectively, together with their respective successors and assigns, “Revolving Facility Lenders”) and DBTCA, in its capacity as administrative and collateral agent pursuant to the Term Loan Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, together with its successors and assigns, “Term Loan Agent” and, together with Revolving Facility Agent, collectively, “Agents” and, individually, each an “Agent”) and the parties from time to time to the Term Loan Credit Agreement as lenders (collectively, together with their respective successors and assigns, the “Term Loan Lenders” and together with Revolving Facility Lenders individually each a “Lender” and, collectively, “Lenders”) have entered or are about to enter into financing arrangements with [            ] (“Debtor”) pursuant to which each Agent has been or may be granted a security interest in any or all of Debtor’s or its affiliates’ personal property, including, but not limited to, “inventory” and “equipment” (as such terms are defined in Article 9 of the Uniform Commercial Code as in effect from time to time in the state in which the Premises are located, hereinafter “Personal Property”). For purposes of this Agreement, the term “Personal Property” does not include plumbing and electrical fixtures, heating, ventilation and air conditioning, wall and floor coverings, walls or ceilings and other fixtures not constituting trade fixtures. Some of the Personal Property has or may from time to time become affixed to or be located on, wholly or in part, the real property leased by Debtor or its affiliates located at [insert Street Address, City, State ZIP Code] (the “Premises”). The undersigned is the owner or lessor of the Premises which is leased to Debtor pursuant to the terms of the [Lease Agreement], dated as of              (together with all amendments thereto, the “Lease”).

For purposes of this Letter Agreement, the term “Revolving Facility Credit Agreement” as used herein shall mean the ABL Credit Agreement, dated as of July 27, 2012, by and among Debtor, certain of its affiliates, Revolving Facility Agent, Bank of America, N.A. in its capacity as co-ABL collateral agent and Revolving Facility Lenders, and the term “Term Loan Credit Agreement” as used herein shall mean the Term Loan Credit Agreement, dated as of July 27, 2012, by and among Debtor, certain of its affiliates, Term Loan Agent and Term Loan Lenders, in each case, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The term “Lender Representative” as used herein shall mean Revolving Facility Agent until such time as Revolving Facility Agent notifies the undersigned in writing (at the undersigned’s address below) that the Lender Representative shall be Term Loan Agent, and on and after delivery of such notice to the undersigned, the term “Lender Representative” shall mean Term Loan Agent.

In order for Agents and Lenders to consider making loans or providing other financial accommodations to Debtor or its affiliates in reliance upon the Personal Property as collateral, the undersigned agrees as follows:

1. The undersigned waives and relinquishes any landlord’s lien, rights of levy or distraint, claim, security interest or other interest the undersigned may now or hereafter have in or with respect to any of the Personal Property, whether for rent or otherwise.

2. The Personal Property may be installed in or located on the Premises and is not and shall not be deemed a fixture or part of the real property but shall at all times be considered personal property.

3. Agents (and/or their designee), at their option, may enter and use the Premises for the purpose of repossessing, removing, selling or otherwise dealing with any of the Personal Property, and such license shall be irrevocable and shall continue from the date Agents (and/or their designee) enter the Premises pursuant to the rights granted to it herein for a period not to exceed one hundred twenty (120) days or if later, until the receipt by Lender Representative (and/or its designee) of written notice from the undersigned directing Agents (and/or their designee) to leave the Premises; provided, that, (a) for each day that an Agent (or its designee) uses the Premises pursuant to the rights granted to it herein, unless the undersigned has otherwise been paid rent in respect of any of such period, such Agent (and/or its designee) shall pay the regularly scheduled basic rent provided under the Lease relating to the Premises between the undersigned and Debtor, prorated on a per diem basis to be determined on a thirty (30) day month, without any Agent thereby assuming the Lease or incurring any other obligations of Debtor and (b) any damage to the Premises caused by an Agent (and/or its designee) or its representatives will be repaired by such Agent (and/or its designee) (for the account of Debtor). To the extent that either or both Agents are prohibited by any process or injunction issued by any court, or by reason of any bankruptcy or insolvency proceeding involving Debtor, from enforcing its security interest in the Personal Property, such one hundred twenty (120) day period shall commence on the termination of such prohibition.

4. The undersigned agrees to simultaneously send notice in writing of any default under the Lease (including, but not limited to, any termination notice) to Debtor and Lender Representative at:

Deutsche Bank Trust Company Americas, as Revolving Facility Agent

60 Wall Street

New York, New York 10005

Attn: Dusan Lazarov/Jeremy Hyatt

Tel.: (212) 250-0211

Fax: (212) 797-5695

Deutsche Bank Trust Company Americas, as Term Loan Agent

60 Wall Street

New York, New York 10005

Attn: Dusan Lazarov/Jeremy Hyatt

Tel.: (212) 250-0211

Fax: (212) 797-5695

Upon receipt of such notice, each Agent shall have the right, but not the obligation, to cure such default. Any payment made or act done by any Agent to cure any such default shall not constitute an assumption by such Agent of the Lease or any obligations of Debtor.

This waiver may not be changed or terminated orally or by course of conduct and is binding upon the undersigned and the heirs, personal representatives, successors and assigns of the undersigned and inures to the benefit of each Agent, the Lenders, Lender Representative and their respective successors and assigns.

The Secured Parties may, without in any way affecting or limiting this Agreement, and without notice to Landlord, amend, restate (in whole or in part), amend and restate, supplement, refinance or otherwise modify the Loan Documents (as defined in the Term Loan Credit Agreement or the Revolving Facility Credit Agreement).

Dated this              day of             , 2012

[NAME OF LANDLORD]

By:
Name:
Title:

EXHIBIT E

FORM OF

BAILEE NOTIFICATION

AND

ACKNOWLEDGMENT OF SECURITY INTEREST

                         , 2012

_____________________

_____________________

_____________________

Ladies and Gentlemen:

Please be advised that we and certain of our affiliates (collectively the “Company”) have entered or are about to enter into financing arrangements with Deutsche Bank Trust Company Americas (“DBTCA”) in its capacity as administrative agent and collateral agent pursuant to the Revolving Facility Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, together with its successors and assigns, “Revolving Facility Agent”) and the parties from time to time to the Revolving Facility Credit Agreement as lenders (collectively, together with their respective successors and assigns, “Revolving Facility Lenders”) and DBTCA, in its capacity as administrative and collateral agent pursuant to the Term Loan Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, together with its successors and assigns, “Term Loan Agent” and, together with Revolving Facility Agent, collectively, “Agents” and, individually, each an “Agent”) and the parties from time to time to the Term Loan Credit Agreement as lenders (collectively, together with their respective successors and assigns, the “Term Loan Lenders” and together with Revolving Facility Lenders individually each a “Lender” and, collectively, “Lenders”), pursuant to which the Company has granted or will grant to each Agent a security interest in, among other collateral, all of the Company’s existing and future inventory and other goods, which may at any time now or hereafter be in your possession or control and all of the Company’s inventory and other goods which may at any time now or hereafter be located on or in real property or buildings owned, leased or otherwise in your possession or control, and/or received or delivered to you for shipment, distribution, storage or otherwise, whether pursuant to any agreement or otherwise (collectively, “Collateral”).

For purposes of this agreement, the term “Revolving Facility Credit Agreement” as used herein shall mean the ABL Credit Agreement, dated as of July 27, 2012, by and among us, certain of our affiliates, Revolving Facility Agent, Bank of America N.A., in its capacity as co-ABL collateral agent and Revolving Facility Lenders, and the term “Term Loan Credit Agreement” as used herein shall mean the Term Loan Credit Agreement, dated as of July 27, 2012, by and among us, certain of our affiliates, Term Loan Agent and Term Loan Lenders, in each case, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The term “Lender Representative” as used herein shall mean Revolving Facility Agent until such time as Revolving Facility Agent notifies you in writing (at your address below) that the Lender Representative shall be Term Loan Agent, and on and after delivery of such notice to the undersigned, the term “Lender Representative” shall mean Term Loan Agent.

By your signature below, you acknowledge receipt of the above notice of each Agent’s security interest and, upon receipt of written notice from the Lender Representative, agree to follow all instructions that Lender Representative may from time to time thereafter give to you with respect to Collateral in your possession or control or located on or in any of your premises, and/or received or delivered to you by or for our account for distribution, storage or otherwise. Upon being so notified by Lender Representative, you are to abide solely by Lender Representative’s instructions with respect to any of such goods or other Collateral and you are not to release any Collateral to the Company or to anyone else except according to written instructions which may be given to you from time to time by Lender Representative. If so instructed by Lender Representative, you agree to return to Lender Representative all of the Company’s goods and other Collateral in your custody, control or possession at the Company’s expense. You hereby acknowledge and agree that you hold and will have possession of such goods or other Collateral and proceeds for the benefit of Agents and Lenders and you shall not take any action purporting to encumber or transfer any interest in such goods or other Collateral or the proceeds thereof.

You agree and acknowledge that you do not have and in no event will you assert, as against Lender Representative, any Agent or any Lender, any lien, right of distraint or levy, right of offset, claim, deduction, counterclaim, security or other interest in any Collateral now or hereafter located on any of your premises or in your custody, possession or control, including any of the foregoing which might otherwise arise or exist in your favor pursuant to any agreement, common law, statute (including the U.S. Bankruptcy Code or any state insolvency law) or otherwise. You certify that you do not know of any security interest or other claim with respect to any of the Collateral, other than the security interest which is the subject of this agreement. You agree and acknowledge that no negotiable or non-negotiable warehouse receipts, documents of title or similar instruments have been or will be issued by you with respect to any of the Company’s goods, except for non-negotiable receipts naming Lender Representative or the Company as consignee. You shall not take any action purporting to encumber or transfer any interest in such inventory or other goods or other Collateral. You are holding the Collateral as bailee for Agents and Lenders for the purpose of perfecting the security interest and lien of Agents in the Collateral.

You further agree, upon prior written notice from the Lender Representative, to (a) allow Lender Representative or its agents to enter upon your premises during business hours for the purpose of examining, removing, taking possession of or otherwise dealing with any of the Collateral at any time in your possession or copies of any books and records related thereto and (b) provide the Lender Representative with any available detailed inventory reporting on a per location basis upon written request from the Lender Representative.

Agents and Lenders are relying upon this acknowledgment in connection with their financing arrangements with the Company. This agreement may not be changed or terminated orally or by course of conduct. Any change to the terms of this agreement must be in writing and signed by Agents. This agreement shall be binding upon you and your successors and assigns and shall be enforceable by and inure to the benefit of Lender Representative, Agents, Lenders and their respective successors and assigns.

This agreement constitutes our acknowledgment that Lender Representative, any Agent or any Lender may assert any of the rights set forth or referred to herein, without objection by us. We also agree to reimburse you for all reasonable costs and expenses incurred by you as a direct result of compliance with the instructions of Lender Representative as to the disposition of any of the Collateral.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Please acknowledge your agreement to the foregoing by signing in the space provided below.

Very truly yours,

[APPROPRIATE ENTITY]

By:
Title:

ACKNOWLEDGED AND AGREED:
[______________________________]

By:
Title:

(Bailee)

EXHIBIT F

SUPPLEMENT NO. [•] dated as of [•] (this “Supplement”), to the Pledge and Security Agreement dated as of July 27, 2012 (the “Security Agreement”), among PC Merger Sub, Inc., a Delaware corporation, to be merged with and into Party City Holdings Inc., a Delaware corporation (the “Company”), PC Finance Sub, Inc., a Delaware corporation, to be merged with and into Party City Corporation, a Delaware corporation (“Party City”, and together with the Company, each a “Borrower” and collectively the “Borrowers”), PC Intermediate Holdings, Inc., a Delaware corporation (“Holdings”), each Subsidiary of the Borrowers party from time to time thereto (each such Subsidiary individually a “Subsidiary Party” and collectively, the “Subsidiary Parties”; the Subsidiary Parties, Holdings and the Borrowers are referred to collectively herein as the “Grantors”), and Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent (in such capacity, the “Agent”).

A. Reference is made to the Revolving Facility Credit Agreement dated as of July 27, 2012, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrowers, the Subsidiary Parties, the lenders from time to time party thereto, and the Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Security Agreement, as applicable.

C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans. Section 7.12 of the Security Agreement and Section 5.12 of the Credit Agreement provide that additional Domestic Subsidiaries of the Borrower (other than Excluded Subsidiaries) may become Subsidiary Parties under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Security Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.12 of the Security Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party and a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Subsidiary Party and Grantor thereunder and (b) represents and warrants as of the date hereof that the representations and warranties made by it as a Grantor thereunder that are qualified as to materiality are true and correct in all respects on and as of the date hereof and those that are not so qualified are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and permitted assigns, a security interest in and Lien on all of the New Subsidiary’s right, title and interest in and to the Collateral of the New Subsidiary. Each reference to a “Grantor” and “Subsidiary Party” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and except insofar as enforcement thereof is subject to general principles of equity and good faith and fair dealing.

        SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all material Collateral consisting of inventory or equipment of the New Subsidiary (other than in-transit Collateral), (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Stock of the New Subsidiary and all promissory notes, instruments (other than checks to be deposited in the ordinary course of business) and tangible chattel paper, in each case exceeding $1,500,000, held by the New Subsidiary, (c) set forth on Schedule III attached hereto is a true and correct schedule of all material registered Patents, Trademarks and Copyrights of the New Subsidiary and (d) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Agent for its expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel in accordance with Section 9.03(c) of the Credit Agreement.

IN WITNESS WHEREOF, the New Subsidiary and the Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

Legal Name:

Jurisdiction of Formation:

Location of Chief Executive office:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Agent

By:
Name:
Title:

By:
Name:
Title:

Schedule I

to Supplement No.      to the

Pledge and Security Agreement

LOCATION OF COLLATERAL

Description	Location

I-1

Schedule II

to Supplement No.      to the

Pledge and Security Agreement

LIST OF PLEDGED STOCK

AND OTHER INVESTMENT PROPERTY

STOCKS

Holder	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

BONDS

Holder	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Holder	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Holder	Issuer	Description of Collateral	Percentage Ownership Interest

II-1

Schedule III

to Supplement No.      to the

Pledge and Security Agreement

INTELLECTUAL PROPERTY RIGHTS

PATENT REGISTRATIONS

Patent Description	Patent Number	Issue Date

PATENT APPLICATIONS

Patent Description	Application Filing Date	Application Serial Number

TRADEMARK REGISTRATIONS

Trademark	Registration Date	Registration Number

TRADEMARK APPLICATIONS

Trademark Application	Application Filing Date	Application Serial Number

COPYRIGHT REGISTRATIONS

Copyright	Registration Date	Registration Number

COPYRIGHT APPLICATIONS

Copyright Application	Application Filing Date	Application Serial Number

B-2